Exhibit 12.1

The Law Office of Kevin C. Maxwell

Attorney	Legal Assistant
Kevin C. Maxwell	Linnette m. conde
kevin@kmaxwellesq.com	linnette@kmaxwellesq.com

April 18, 2024

Smart Rx Systems, Inc.

18540 N. Dale Mabry Highway

Lutz, Florida 33548

RE: Smart Rx Systems, Inc.

Offering Statement on Form 1-A

(File No._____________) (“Offering Statement”)

Ladies and Gentlemen:

I have been requested by SMART RX SYSTEMS, INC., a Florida corporation, (the “Company”), to render my opinion in connection with certain matters pertaining to the Offering Statement on Form 1-A (File No._____________) (“Offering Statement”) under the Securities Act of 1933, as amended (the “Act”) and Regulation A promulgated thereunder, with respect to the qualification of $50,000,000, in the aggregate, of shares of Series REG A Non-Voting Preferred Stock (the “Series REG A Shares”) and shares of Class REG A Super-Voting Common Stock (the “Class REG A Shares” and together with the Series REG A Shares, the “Shares”) prepared by the Company.

This opinion letter is being delivered in accordance with the requirements of Item 17 of Form 1-A under the Securities Act.

In connection with this opinion letter, I have examined the Offering Statement and originals, or copies certified or otherwise identified to my satisfaction, of the Company’s Articles of Incorporation and such other documents, records and other instruments as I have deemed appropriate for the purposes of the opinion set forth herein.

I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to me as originals, the conformity with the originals of all documents submitted to me as certified, facsimile or photocopies and the authenticity of the originals of all documents submitted to me as copies.

Of all the Exbibits included in Part III of the Form 1-A “Exhibit Index” many, if not most, were incorporated by reference into the Form 1-A and so in this Opinion they will also be incorporated by reference in their entirety but more specifically as:

2.1.1	Articles of Incorporation of Smart Rx Systems, Inc. filed on August 16, 2013, incorporated by reference to exhibit 2.1.1 of our Form 1-A filed June 21, 2022
2.1.2	Restated Articles of Incorporation of Smart Rx Systems, Inc. filed on November 15, 2013, incorporated by reference to exhibit 2.1.2 of our Form 1-A filed June 21, 2022
2.1.3	Amended Articles of Incorporation of Smart Rx Systems, Inc. filed on March 25, 2015, incorporated by reference to exhibit 2.1.3 of our Form 1-A filed June 21, 2022
2.1.4	Articles of Amendment to Articles of Incorporation of Smart Rx Systems, Inc. filed on April 17, 2015, incorporated by reference to exhibit 2.1.4 of our Form 1-A filed June 21,2022
2.1.5	Articles of Amendment to Articles of Incorporation of Smart Rx Systems, Inc. filed on December 12, 2016, incorporated by reference to exhibit 2.1.5 of our Form 1-A filed June21, 2022
2.1.6	Articles of Amendment to Articles of Incorporation of Smart Rx Systems, Inc. filed on July 16, 2019, incorporated by reference to exhibit 2.1.6 of our Form 1-A filed June 21,2022
2.1.7	Articles of Amendment to Articles of Incorporation of Smart Rx Systems, Inc. filed on December 2, 2019, incorporated by reference to exhibit 2.1.7 of our Form 1-A filed June21, 2022
2.1.8	Articles of Amendment to Articles of Incorporation of Smart Rx Systems, Inc. filed on December 19, 2019, incorporated by reference to exhibit 2.1.8 of our Form 1-A filed June21, 2022
2.2	Bylaws incorporated by reference to exhibit 2.2 of our Form 1-A filed November 20, 2018
2.3	Form of Amended and Restated By-Laws, incorporated by reference to exhibit 2.3 of our Form 1-A filed June 21, 2022

255 Primera Blvd. Ste 160, Lake Mary Florida 32746

Telephone: (407) 480-2179

Fax: (407) 804-9769

Including the Company Opinion Certificate and other documents and records of the Company certificates of public officials and representatives of the Company, resolutions and forms of resolutions and other documents and have examined such questions of law and have satisfied myself to such matters of fact, as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

Based on the foregoing, I am of the opinion that the Shares have been duly and validly authorized, and, upon issuance and delivery against payment therefor in accordance with the terms of the Offering Statement and the offering circular contained therein, the Shares will be validly issued, fully paid and non-assessable.

The foregoing opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) general principles of equity (whether considered in a proceeding in equity or at law); and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy.

I assume, for the purposes of this opinion, the Company will remain duly organized, validly existing and in good standing under Florida law.

My opinion, set forth herein, is limited to the Florida General Corporate Law (which includes reported judicial decisions interpreting the Florida General Corporate Law). I express no opinion as to matters relating to securities or blue-sky laws of any jurisdiction or any rules or regulations thereunder. I assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if I become aware of any fact that might change the opinion expressed herein after the date hereof.

I consent to the use of this opinion as an exhibit to the Offering Statement and to the reference to my name under the heading “LEGAL MATTERS” in the Offering Statement.

Law Office of Kevin C. Maxwell

Sincerely,

/s/ Kevin C. Maxwell
Kevin C. Maxwell, Esq.

255 Primera Blvd. Ste 160, Lake Mary Florida 32746

Telephone: (407) 480-2179

Fax: (407) 804-9769